Exhibit 10.2

FIRST AMENDMENT TO THE
STOCK EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO THE STOCK EXCHANGE AGREEMENT by and among Yaaran Investments Ltd., a company organized under the laws of the State of Israel (“Yaaran”), Save Foods Ltd. and Save Foods, Inc. (together “Save Foods”) and NewCo Ltd. (or such future name as shall be determined between the Parties upon the incorporation of NewCo or as shall be approved by the Israeli Registrar of Companies), in accordance with the terms of this Agreement and the Contract, as defined herein), a private company to be incorporated under the laws of the State of Israel by Yaaran (the “NewCo” and “Amendment”, respectively), is made as of July 24, 2023, which are parties to that certain Stock Exchange Agreement, dated July 11, 2023 (the “Agreement”).

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement;

WHEREAS, the Parties executing this Amendment constitute the required signatories to amend Agreement in accordance with Section 8.3 thereof, and accordingly, now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1. Amendment of Section 2.1. The Agreement is hereby amended by replacing Section 2.1 with the following:

“2.1 Delivery by NewCo. At the Closing (except for sub-sections 2.1(d) and (e), which shall be delivered on such date mutually agreed upon between the Parties following the Closing), NewCo shall deliver to Save Foods:”.

2. Amendment of Section 2.3. The Agreement is hereby amended by replacing Section 2.3 with the following:

“2.3 Delivery by Save Foods. At the Closing (except for sub-section 2.3(d), which shall be delivered on such date mutually agreed upon between the Parties following the Closing), Save Foods shall deliver to Yaaran and NewCo (as applicable):”.

3. Amendment of Section 3.1. The Agreement is hereby amended by replacing Section 3.1 with the following:

“3.1 Conditions of Newco’s and Yaaran’s Obligations at Closing. The obligations of NewCo and of Yaaran to effect the Closing (except for sub-section 3.1(b) (to the extent deferred pursuant to Section 2 in this Amendment herein) and (c), which shall be delivered on such date mutually agreed upon between the Parties following the Closing) are subject to the following conditions being met”.

4. Amendment of Section 3.2. The Agreement is hereby amended by replacing Section 3.2 with the following:

“3.2 Conditions of Save Foods’ Obligations at Closing. The obligations of Save Foods to effect the Closing (except for sub-section 3.2(c) (to the extent deferred pursuant to Section 2 in this Amendment herein) and (d), which shall be delivered on such date mutually agreed upon between the Parties following the Closing) are subject to the following conditions being met”

5. No Other Amendments. Except as specifically amended hereby, the Agreement is unaltered, un-amended, and remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the date first written above.

SAVE FOODS, INC.

By:	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

SAVE FOODS LTD.

By:	/s/ David Palach
Name:	David Palach
Title:	Director

NEWCO LTD.

By:	/s/ Shmuel Yannay
Name:	Shmuel Yannay
Title:	Incoming CEO

YAARAN INVESTMENTS LTD.

By:	/s/ Shmuel Yannay
Name:	Shmuel Yannay
Title:	Owner

[Signature Page to Amendment No. 1 to the Agreement]